FLORIDA DEPARTMENT OF STATE
Division of Corporations

June 3, 2011

C T CORPORATION
CONNIE
TALLAHASSEE, FL

Re: Document Number P10000066914

The Articles of Amendment to the Articles of Incorporation of RAINBOW CORAL CORP., a Florida corporation, were filed on June 3, 2011.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Cheryl Coulliette
Regulatory Specialist II
Division of Corporations

Letter Number: 211A00013656

Articles of Amendment
to
Articles of Incorporation
of

Rainbow Coral Corporation

(Name of Corporation as currently filed with the Florida Dept. of State)

P10000066914

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable: ______________________
(Principal office address MUST BE A STREET ADDRESS)

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX) ______________________

____

____

11 JUN -3 PM 1:32
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ______________________

New Registered Office Address: ______________________
(Florida street address)

______________________, Florida __________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
______	______________________	______________________ ______________________ ______________________	☐ Add ☐ Remove
______	______________________	______________________ ______________________ ______________________	☐ Add ☐ Remove
______	______________________	______________________ ______________________ ______________________	☐ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)

Instructions-The Company hereby amends its Articles of Incorporation to add Article XII

Article XII

The fiscal year end of the Corporation is March 31.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: June 2, 2011
(date of adoption is required)

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated June 2, 2011

Signature ______________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Louis Foxwell
(Typed or printed name of person signing)

Chairman and CEO
(Title of person signing)

SHAREHOLDERS' RESOLUTION
Rainbow Coral Corporation
June 2, 2011

The founder and sole shareholder of Rainbow Coral Corporation at a special meeting held at the Company's principal place of business located at 291 La Costa Rd., Nakomis, FL, 34275 hereby took the following action:

1. RESOLVED, that the company will amend its Articles of Incorporation with the State of Florida to change its fiscal year end to March 31.

Motion passed by a vote of the sole Shareholder.

Meeting was adjourned at 12:00 p.m.

By: ______________________

Louis Foxwell, Sole Shareholder